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                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT


     This EMPLOYMENT AGREEMENT, effective as of September 1, 2000, is by and between The Ashton Technology Group, Inc., a Delaware corporation ("Ashton"), Universal Trading Technologies Corporation, a Delaware corporation ("UTTC", together with Ashton, the "Companies") and Fredric W. Rittereiser ("Employee").

     WHEREAS, the Companies wish to employ Employee and Employee desires to accept such employment on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and premises contained herein, the parties agree as follows:

     1.   Employment.  Ashton shall employ Employee as Chief Executive Officer
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of Ashton and UTTC shall employ Employee as Chief Executive Officer of UTTC, and
Employee hereby accepts such employment and agrees to perform such duties and undertake such responsibilities as are reasonably assigned to him from time to time by the Boards of Directors of Ashton and of UTTC, respectively.

     2.   Full-time Best Efforts.  Employee shall devote substantially all of
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his professional time and attention to the performance of his obligations under this Agreement, and will at all times faithfully, industriously and to the best of his ability, experience and talent, perform all of his obligations hereunder, consistent with his past practice prior to entering into this Agreement. In addition to the other restrictions provided herein, Employee shall not accept employment with or consult with any other company during the term hereof.

     3.   Term of Employment.  Employee's term of employment shall begin on the
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effective date of this Agreement and shall continue for a period of five (5)
years from such date or until such time that this Agreement shall be terminated in accordance with Section 6 hereunder.

     4.   Compensation.  During the term of this Agreement, (i) Ashton shall pay
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Employee a base salary of $5,000 per month; (ii) UTTC shall pay Employee an annual base salary of $300,000, payable twice per month; and (iii) Employee will be eligible to participate in any bonus plan established for executives of the Companies.

     5.   Benefits and Incentive Compensation.
          -----------------------------------

     (a) Employee shall be entitled to receive all benefits (such as medical, dental and disability insurance, participation in the Companies' non-contributory 401(k) plan, paid vacation, and retirement plan coverage) as are generally available from time to time to similarly situated senior executives of the Companies and the portion of such benefits paid by Employee shall be consistent with the portion of such benefits paid by such similarly situated employees of the Companies. The Companies shall continue to provide life insurance coverage for the benefit of the Employee or the Employee's family, including a term life insurance policy in the amount of $5,000,000 and key man life insurance policies in the amount of $2,000,000 and $1,000,000.
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The Companies will reimburse Employee for all reasonable business expenses incurred in fulfilling his responsibilities upon submission of adequate documentation for such expenses and subject to expense policies of the Companies. Employee shall continue to receive a car allowance in conformity with past practice.

     (b) Upon execution of this Agreement, Employee shall be granted a five-year option to purchase 500,000 shares of Ashton's common stock at an exercise price of $10.50 per share. The option package described above will vest in accordance with the following schedule:

          20%    upon execution of this Agreement
          20%    1st anniversary of this Agreement
          60%    2nd anniversary of this Agreement

It is understood that the shares underlying these options will not initially be registered under the Securities Act of 1933, as amended (the "Act"). However, Ashton agrees that it will endeavor to register the underlying shares at such time that other shares underlying management's or consultants' options are registered pursuant to Form S-8 or any other appropriate registration statement.

     6.   Termination.
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        (a) Ashton or UTTC may terminate this Agreement at any time with or without "Cause" (as hereinafter defined) upon written notice to Employee. In the event Ashton or UTTC determines that it has reason to terminate Employee for Cause, the Board of Directors of such company shall provide Employee with written notice specifying the basis underlying its determination. In the event such event of Cause may be capable of being cured, Employee shall have sixty
(60) days from the date of the written notice to cure any deficiencies in Employee's performance specified in the notice provided by Ashton or UTTC. In the event Employee fails to cure such deficiency, Employee shall accrue no additional rights or benefits pursuant to the terms of this Agreement from the date of such termination. For purposes of this Agreement, termination for "cause" shall be defined as termination because of: (i) his conviction of a felony involving moral turpitude, (ii) gross and willful misconduct by Employee,
(iii) a finding of gross dishonesty of the Employee by the Board of Directors of Ashton or UTTC, as the case may be, (iv) willful malfeasance or gross negligence, or failure to act involving material non-feasance, (v) insubordination or willful failure to perform assigned duties, or (vi) Employee's material breach of his obligations contained in Sections 9 and 10.

        (b) Except as otherwise specifically provided herein, this Agreement shall terminate immediately upon the death of Employee or if Employee is unable to perform his duties hereunder by reason of illness, injury or incapacity for ninety (90) consecutive days (during which time Employee shall continue to be compensated as provided herein). In either such event, Employee or his personal representative, beneficiaries or heirs shall be entitled to receive any benefits provided under any benefit or similar plan or policy adopted by the Companies and applicable to Employee, but Employee shall accrue no additional rights or benefits pursuant to the terms of this Agreement from the date of such termination.

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     7.   Termination Benefits.  If Employee's employment shall be terminated by
          --------------------
Ashton or UTTC during the term of this Agreement for any reason other than for Cause or upon the death or disability of Employee then Ashton or UTTC shall pay Employee a termination benefit as follows:

        (a) (i) Employee will be paid his then-current salary by the respective company for the remainder of the term of this Agreement; and (ii) current benefits will continue for the remainder of the term of this Agreement. Payments shall commence upon termination and be made at the same rate using the same payment schedule as in effect immediately prior to such termination.

        (b) The Companies shall continue to provide medical and dental insurance coverage to Employee at the same levels of coverage as in effect immediately prior to such date for the remainder of the term of this Agreement. All life insurance policies, including, but not limited to those referenced in Section 5(a) hereto, in effect immediately prior the termination date shall be continued at the same levels of coverage for the remainder of the term of this Agreement.

      (c) Employee will be paid all benefits accrued up to the termination date under the Companies' Executive Incentive Compensation Plan.

      (d) All outstanding stock options granted to Employee shall vest immediately upon the date of termination.

     8.  Change of Control
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      (a) Employee understands and acknowledges that Ashton may be merged or consolidated with or into another entity and that such entity shall automatically succeed to the rights and obligations of Ashton hereunder. A "Change of Control" shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

    (i) Any company, other than a subsidiary or affiliate of Ashton as of the date of this Agreement, becomes the beneficial owner, directly or indirectly, of at least eighty percent (80%) or more of Ashton's operating assets; or

    (ii) The Board of Directors of Ashton approves: (A) a plan of complete or substantial liquidation of Ashton; or (B) a merger, consolidation, or reorganization of Ashton with or into a company not affiliated with Ashton as of the date of this Agreement; or

    (iii) The Board of Directors of Ashton approves the election or appointment of individuals to the Board from the organization which will then own substantially all of the assets of, or which will have merged or consolidated with Ashton (other than the election or appointment of individuals arising out of the normal retention and vacancy practices of the Board), whose membership on the Board would result in the voting membership

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           immediately prior to such election or appointment to cease constituting at least seventy percent (70%) of the voting membership of the Board; or

    (iv) Any company, other than a subsidiary or affiliate of Ashton as of the date of this Agreement, acquires the right, for monetary consideration or otherwise, to solely appoint or have sole approval of the selection or election of Ashton's Board members.

     However, in no event shall a Change of Control be deemed to have occurred, with respect to Employee and for purposes of this Agreement, if Employee is part of a purchasing group which consummates the Change-of-Control transaction. Employee shall be deemed "part of a purchasing group" for purposes of the preceding sentence if he or she is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than five percent (5%) of the stock of the purchasing company; or (ii) ownership of equity participation of less than five percent (5%) in the purchasing company or group).

      For purposes of this Section, the term "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934.

      (b) For purposes of this Agreement, the Employee's employment with Ashton shall be considered terminated by reason of a "Qualifying Termination" if the Employee's employment with Ashton is terminated during the remaining term of this Agreement following a Change of Control, under any of the following circumstances:

    (i) The involuntary termination of the Employee's employment without Cause; or

    (ii) The termination of Employee's employment for "Good Reason," as Good Reason is defined below, with proper notice delivered.

     "Good Reason" means, without the Employee's express written consent, the occurrence of any one ore more of the following:

    (i) A reduction or alteration in the nature or status of the Employee's authorities, duties, or responsibilities (including office, titles, and reporting requirements) from those in effect as of ninety (90) days prior to the Change of Control, other than an insubstantial and inadvertent act that is remedied by Ashton promptly after receipt of written notice thereof by the Employee; or

    (ii) The requirement that the Employee be based at a work location in excess of fifty (50) miles from the location of Executive's principal job location or office immediately prior to the Change of Control.

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     The Employee's right to terminate employment for Good Reason shall not be affected by the Employee's incapacity due to physical or mental illness. Employee shall provide written notice to Ashton (or any successor entity) of his termination for Good Reason.

     For purposes of this Agreement, a Qualifying Termination shall not include a termination of employment by reason of the Employee's death. In the event of a Qualifying Termination as defined above, the applicable provisions of Section 7 above will apply as though Ashton had terminated the Employee's employment without cause, and the Effective Date of Termination will be thirty (30) days after written notice of the Qualifying Termination.

     9.   Confidentiality and Non-Competition.
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        (a) During the course of his employment, Employee will be working with and will have unlimited access to the most sensitive confidential information and trade secrets of Ashton and its subsidiaries and affiliates (each, a "Subsidiary"). Employee shall not, while employed by Ashton or any Subsidiary, or at any time thereafter, without the prior written consent of Ashton, disclose any trade secrets or confidential information of Ashton or any Subsidiary (including but not limited to pricing information, customer lists, supplier information, internal business procedures, management information systems and techniques, market studies, expansion plans and similar non-public information relating to the internal operations, business policies or practices of Ashton or any Subsidiary) to any third party, or use or permit the use of any such trade secrets or confidential information in any way to compete (directly or indirectly) with Ashton or any Subsidiary or in any other manner adverse to Ashton or any Subsidiary, unless (i) such information becomes known to the public generally through no fault of Employee or (ii) disclosure of such information is required by law or the order of any governmental authority. Employee further covenants and agrees that, at all times during the term hereof and at all times thereafter, Employee will hold all of the trade secrets and confidential information in secrecy as trustee or custodian for Ashton or any Subsidiary for the exclusive benefit of Ashton or such Subsidiary, as the case may be, and will faithfully do everything in his power to assist Ashton or such Subsidiary, as the case may be, in holding in secrecy the foregoing. The trade secrets and confidential information of Ashton or any Subsidiary relate to the conduct of Ashton's or such Subsidiary's business, as the case may be, are of independent economic value to Ashton or such Subsidiary, as the case may be, because they are not generally known and are the subject of efforts by Ashton or such Subsidiary, as the case may be, to maintain their secrecy. Employee acknowledges that the right to maintain the secrecy of the trade secrets and confidential information of Ashton or any Subsidiary constitutes a proprietary right which Ashton or such Subsidiary, as the case may be, is entitled to protect and that the disclosure, or improper use of the trade secrets or the confidential information of Ashton or any Subsidiary by Employee will cause irreparable harm to Ashton or such Subsidiary, as the case may be. Upon request from Ashton, Employee shall promptly return all records, notes, data, memoranda and other information and documents, and copies thereof, which contain or may contain any such trade secrets or confidential information, and shall confirm in writing to Ashton that all such materials have been returned.

        (b) While employed by Ashton or any Subsidiary, and for a period of twelve (12) months following the later of (i) termination of Employee's employment with Ashton or (ii) the

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final payment to Employee of termination benefits pursuant to Section 7 hereof or any continuation of salary or other remuneration arrangement with Ashton, Employee shall not: (A) own any interest in, accept employment with, serve as an advisor, consultant, officer, director, agent or in any similar capacity to, or accept compensation (in any form) from, any person, firm or entity (including any new business started by Employee alone or with others) engaged in any Competitive Business (as hereinafter defined); (B) contact or solicit any manufacturer, vendor, customer, supplier or other business relation of Ashton or any Subsidiary for the purpose of causing such party to cease, reduce or alter the nature, amount or terms of business conducted with Ashton or any Subsidiary, as the case may be, or to engage in any business relationship which might materially harm Ashton or any Subsidiary; or (C) contact or solicit any employees of Ashton or any Subsidiary (directly or indirectly) for the purpose of causing, inviting or encouraging any such employee to alter or terminate his or her employment relationship with Ashton or any Subsidiary, as the case may be. Notwithstanding anything herein to the contrary, Employee shall be entitled to own as a passive investor less than 2% of the capital stock of a company without being in violation of this paragraph (b).

        (c) For purposes of this Section 9, a "Competitive Business" means any business in which Ashton or any Subsidiary is engaged at the time of termination in any geographic region in which Ashton or any Subsidiary is engaged in business.

        (d) It is understood and agreed by the parties hereto that each of the provisions of this Section 9 is independent of and severable from the others and the invalidity of this Section 9 or any provision hereof shall not affect the validity or hinder the enforceability of the remaining provisions of this Agreement. The parties expressly agree and declare that the time limitation and geographic scope set forth in this Section 9 are reasonable and are properly required for the adequate protection of the business of Ashton and its Subsidiaries. If any court shall determine that the duration or geographical scope of any restriction contained in this Section 9 is unenforceable, it is the intention of the parties that the provisions set forth herein shall not be terminated but shall be deemed restricted, amended, or reformed to the extent necessary to render it valid and enforceable, provided that such restriction, amendment or reformation shall only be applicable to the enforcement of the provisions hereof within the jurisdiction of the court which made such determination.

        (e) Employee acknowledges and agrees that the provisions of this Section 9 are a reasonable and necessary protection of the immediate and substantial interests of Ashton and its Subsidiaries, that any violation of these restrictions would cause substantial injury to Ashton or its Subsidiaries, and that the Companies would not have entered into this Agreement with Employee without the additional consideration offered by Employee in binding himself to the provisions of this Section 9.

     10.   Inventions, Patents and Intellectual Property.  Employee agrees that
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any inventions, developments, discoveries, improvements, processes, methods, compositions, concepts, ideas or inventions (whether or not patentable or copyrightable, or constituting trade secrets or proprietary information) conceived, made, created, developed or reduced to practice by Employee, alone or with others, during the term of this Agreement and applicable to the type of businesses engaged in by or any prospective activity of Ashton or any of its Subsidiaries during

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such period (collectively, the "Intellectual Property") shall be the sole and exclusive property of Ashton. By Employee's signature below, Employee hereby assigns all of Employee's right, title and interest in the Intellectual Property to Ashton and agrees to execute and deliver all documents requested by Ashton (including, without limitation, applications for domestic or foreign patents, copyrights, or other proprietary rights) to protect the respective rights of Ashton thereto. All copyrightable works that Employee creates during the term of this Agreement shall be deemed "works made for hire."

     11.  Remedies.  Employee agrees and acknowledges that a breach on the part
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of Employee of the covenants contained in paragraphs 2, 9 and 10 will cause irreparable damages to the Companies and that damages arising out of such breach may be difficult to determine. Employee, therefore, further agrees that, in addition to all other remedies provided at law or at equity, Ashton and/or UTTC shall be entitled as a matter of course to specific performance and temporary and permanent injunctive relief from any court of competent jurisdiction restraining any further breach of any such covenant by Employee, his employers, employees, partners agents or other associates, or any of them, without the necessity of proving actual damages to Ashton by reason of any such breach. Moreover, Employee agrees that if Ashton and/or UTTC, as the case may be, prevails in any suit under this paragraph of the Agreement, Employee will reimburse Ashton and/or UTTC, as the case may be, for their expenses incurred in connection with such a suit, including attorneys' fees and costs.

     12.   Miscellaneous.
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        (a) For purposes of this Agreement, notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered in person or by first class United States mail, properly addressed, postage prepaid. Notices to Ashton or UTTC shall be given to Ashton's Secretary, addressed to Ashton's corporate headquarters. Notices to Employee shall be addressed to Employee's most recent address as set forth in the personnel records of Ashton. Each party shall be entitled to change the address at which notice is to be given by providing notice to the other parties of such change in the manner provided herein.

        (b) This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements, whether written or oral. This Agreement may be amended only by a writing signed by each party hereto.

        (c) This Agreement shall be binding upon, and inure to the benefit of the parties, their respective heirs, successors, personal representatives and assigns.

        (d) No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the person or party against whom it is charged.

        (e) The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

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        (f) This Agreement shall be subject to and governed by the laws of the
Commonwealth of Pennsylvania.

     EXECUTED as of the date first set forth above.


THE ASHTON TECHNOLOGY GROUP, INC.                EMPLOYEE



   /s/ Arthur J. Bacci                           /s/ Fredric W. Rittereiser
---------------------------                      --------------------------
By:      Arthur J. Bacci                         Fredric W. Rittereiser
Title:   President


UNIVERSAL TRADING TECHNOLOGIES
         CORPORATION



  /s/ Marc Gresack
---------------------------
By:     Marc Gresack
Title:  President

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